Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAXMED INC.

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Pursuant to Section 242 of the

General Corporation Law of Delaware

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The undersigned Chief Executive Officer of PAXmed Inc. (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is PAXmed Inc.

SECOND: The certificate of incorporation of the Corporation is hereby amended by deleting Article I in its entirety and by substituting the following new Article I in lieu thereof:

ARTICLE I
NAME

The name of the corporation is PAVmed Inc. (the “Corporation”).

THIRD: The foregoing amendment to the Corporation’s certificate of incorporation was duly approved and adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has signed this certificate of amendment on this 19th day of April, 2015.

/s/ Lishan Aklog
Lishan Aklog Chief Executive Officer